SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant  to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

Commission File Number: 000-50431

International Debt Exchange Associates, Inc.
(Exact name of registrant as specified in its charter)

Texas                    32-0034926
(State of Jursidiction of                 (I.R.S. Employer Identification No.)
incorporation or organization)

7531 Aberdon Road, Dallas, Texas            75252
(Address of principal executive offices)        (Zip Code)

972.735.9064
(Registrant's Telephone Number, Including Area Code)

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ITEM 8.01 Other Events

Stock Split. On February 2, 2005, the Board of Directors of International Debt Exchange Associates, Inc., (the "Registrant") approved a 5,000 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effectuated through a dividend of 5,000 shares for each share of common stock outstanding as of record date. The Registrant's intent of the stock split is to increase the marketability and liquidity of its common stock and hopefully increase the value of its common stock. The dividend will be payable on February 15, 2005 for shareholders of record on February 11, 2005. After the split, the total number of hte Registran's issued and outstanding shares of common stock will be 14,477,335,000 shares. The par value Registrant's common stock has been changed to no par value. Fractional shares will be rounded upward. This action was cacilitated by a recent change to the Registrant's Articles of Incorporation, increasing the Registrant's authorized stock to 85,000,000,000 shares of common stock, which was given effect on January 26, 2005 by filing a certificate of amendment with the Texas Secretary of State.

In conjunction with the Registrant's recent name change, its new symbol is IDBX and new Cusip # is 45939A 10 8, with an effective date of February 15, 2005.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto, duly authorized.

                                                                    International Debt Exchange Associates, Inc.
                                                                    a Texas Corporation

February 15, 2005                                                    By:    /s/Ken Graham
                                                                      Ken Graham, President

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